THIS IS A CONFIRMING COPY OF THE PRE 14A FILING THAT WAS SUBMITTED ON PAPER ON MARCH 6,1996.

                   Alaska Air Group, Inc.
                       P.O. Box 68947
                  Seattle, Washington 98168

                                                    April 2, 1996
Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alaska Air Group at 10 a.m. on May 21,
1996, in the William M. Allen Theater at the Museum of
Flight, 9404 East Marginal Way South, Seattle, Washington.
Please note that the meeting time is earlier than in recent years.

     We encourage you to participate at this meeting.
Whether you plan to attend the meeting or not, please sign and return your proxy card as soon as possible. This will save your company the expense of contacting you again.

     Your opinion and your vote are important to us regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

     We look forward to visiting with you at the meeting and addressing your questions and comments.

                                   Sincerely,



                                   John F. Kelly
                                   Chairman, President and
                                   Chief Executive Officer

(PAGE BREAK)

Alaska Air Group, Inc.
P.O. Box 68947
Seattle, Washington  98168


          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        May 21, 1996

To the Stockholders:

     The Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held in the William M. Allen Theater at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington, at 10 a.m. on May 21, 1996, for the following purposes:

     1. To elect three directors for terms of three years each.

     2.   To act upon a proposal to approve the 1996 Long-
          Term Incentive Equity Plan.

     3.   To act upon a proposal to amend the
          Company's Certificate of Incorporation to increase the authorized common stock from 30 million to 50 million shares.

     4.   To transact such other business as may
          properly come before the meeting or any
          adjournment thereof.

     Only stockholders of record on March 25, 1996, will be entitled to vote at the meeting.

                                   By Order of the Board of
Directors,



                                   Marjorie E. Laws
                                   Vice President/Corporate
Affairs
                                   and Corporate Secretary

April 2, 1996
Seattle, Washington


YOUR VOTE IS IMPORTANT. Whether you plan to attend the meeting or not, please sign and return the proxy in the enclosed envelope so your stock can be voted. The envelope requires no postage if mailed in the United States.


(PAGE BREAK)
                   Alaska Air Group, Inc.
                       P.O. Box 68947
                  Seattle, Washington 98168



                       PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alaska Air Group, Inc. ("Air Group" or the "Company") to be used at the 1996 Annual Meeting of Stockholders (the "Annual Meeting"), at 10 a.m. on May 21, 1996, at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington. This proxy statement is being mailed to stockholders on about April 2, 1996.

                           PROXIES

     The shares represented by the enclosed proxy, when properly executed, will be voted in accordance with directions given by the stockholder. Where a choice is available and the stockholder has provided no instructions, the shares will be voted in favor of the election of the three nominees for director, "FOR" Proposals 2 and 3, and in support of management on any other matters that properly come before the meeting. A stockholder has the right to revoke, withdraw or change the proxy at any time before it is voted by contacting the Vice President/Corporate Affairs and Corporate Secretary of the Company. Other than the election of directors and Proposals 2 and 3, the Company is not aware of any other matters to be presented at the meeting.

                    STOCKHOLDER PROPOSALS

     Under the rules of the Securities and Exchange Commission, for a stockholder proposal to be included in the proxy statement for the 1997 Annual Meeting, it must be received by the Company at its corporate headquarters, P.O. Box 68947, Seattle, Washington 98168, by December 2, 1996. The Company's Bylaws outline procedures, including minimum notice requirements, for bringing matters before the stockholders.
                      VOTING SECURITIES

     The Company's voting stock consists solely of common stock. On March 25, 1996, the record date for stockholders entitled to vote at the Annual Meeting, the Company had outstanding 13,739,137 (to be updated on record date) shares of $1.00 par common stock ("common stock"). Each share of common stock is entitled to one vote on any matter brought before the meeting.

     A majority of the outstanding shares must be present in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present, the affirmative vote of a majority of the shares present shall be required to act on the election of directors and on Proposal 2 to approve the 1996 Long-Term Incentive Equity Plan. Adoption of Proposal 3 to amend the Certificate of Incorporation to increase the authorized common stock will require the affirmative vote of a majority of the shares entitled to vote at the meeting. Abstentions or, in the case of the election of directors, withheld votes will be included in the number of shares present and will have the effect of voting against any matter before the meeting. Shares not voted by brokers will not be included in the number of shares present and therefore will have no effect on the voting.

     On December 31, 1995, the Company's 40l(k) plans held 1,122,652 shares, or 8.3% of the outstanding common stock, in trust for participants. The Alaska 401(k) plan includes Employee Stock Ownership Plan ("ESOP") features. Included in the total shares held by the 401(k) Plans are 673,068 shares held by the ESOP (the "ESOP shares") and 449,584 non-ESOP shares. As of December 31, 1995, 148,808 shares remain unallocated to participants' accounts.

     The trustee will vote the allocated shares in accordance with confidential instructions from each participant. If no instructions are received, the trustee will vote such allocated shares as it determines to be in the best interest of the participants.

     A pro rata portion of unallocated ESOP shares are automatically voted by the trustee on behalf of participants in the same manner as the participants instructed the allocated shares to be voted. The trustee will vote the balance of unallocated ESOP shares for which no instructions are received in proportion to the unallocated shares for which voting instructions are received.

Security Ownership of Certain Beneficial Owners and
Management
5% Owners. The following table shows the beneficial ownership of each person or entity known by the Company to own more than 5% of the Company's common stock. Ownership shown is based on publicly available information reported as of February 15, 1996.

                                Amount & Nature    Percent of
     Name & Address of           of Beneficial       Class
     Beneficial Owner              Ownership

     FMR Corp.                     1,357,700 (1)   10.01%
     82 Devonshire Street
     Boston, Massachusetts  02109

     Merrill Lynch & Co., Inc.       736,199 (2)     5.2%
     World Financial Center, North Tower
     250 Vesey Street
     New York, New York  10281

     The Goldman Sachs Group, L.P.   774,556 (3)     5.4%
     and Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004

     The Crabbe Huson Group, Inc.  1,067,400 (4)    7.87%
     121 S.W. Morrison, Suite 1400
     Portland, Oregon  97204

     Alaska Airlines & Horizon     1,122,652         8.3%
     Air Industries 40l(k) Plans
     c/o BNY Western Trust Company, Trustee
     Two Union Square, Suite 520
     601 Union Street
     Seattle, Washington  98101

(1) Includes the following shares
   beneficially owned by two wholly owned subsidiaries of FMR Corp.: Fidelity Management & Research
   Company-883,200 and Fidelity Management Trust
   Company-474,500. FMR Corp. has sole voting power for 501,500 shares and sole dispositive power for 1,357,700 shares.

(2)Includes 4,600 shares beneficially owned and 731,599 shares that could be obtained upon conversion of convertible bonds by several wholly owned subsidiaries of Merrill Lynch & Co.: Merrill Lynch, Pierce, Fenner &
   Smith Incorporated; Merrill Lynch Group, Inc.; Princeton
   Service, Inc.; Merrill Lynch Asset Management; Fund
   Asset Management; and Merrill Lynch Trust Company. No single subsidiary's interest relates to more than 5% of Air Group's common stock. Merrill Lynch & Co. has neither sole voting nor sole dispositive power over the shares and disclaims beneficial ownership.

(3) The Goldman Sachs Group, L.P. and
   Goldman, Sachs & Co. share voting and dispositive power of the 744,556 shares reported and are beneficial owners of the shares.

(4) The Crabbe Huson Group is an
   investment advisor with shared voting and dispositive power over 160,800 shares beneficially owned by 12 investors. In addition, Crabbe Huson Group and Crabbe
   Huson Special Fund, Inc., an open-ended investment company, share voting and dispositive power for 906,600 shares. Both companies disclaim beneficial ownership of all shares.

Management.   The following table shows the beneficial
ownership of Company common stock by all directors, director nominees, executive officers named in the Summary Compensation Table and all directors, nominees and executive officers as a group as of March 25, 1996, except for 40l(k) plan shares, which are as of December 31, 1995. As a group, the directors, nominees and executive officers owned 7.1% of the outstanding stock on that date. None of these individuals owns more than 1% of the outstanding common stock. Unless otherwise noted, they have sole voting and dispositive power over such shares.

                                   No. of Common    Percent
     Name of Individual               Shares          of
                                   Beneficially      Class
                                       Owned         Owned
     George D. Bagley              59,410 (1)
     William H. Clapp             108,369 (2)
     Ronald F. Cosgrave            16,000
     Mary Jane Fate                   115 (3)
     John R. Fowler                29,673 (1)
     John F. Kelly                 89,146 (1)(4)
     Bruce R. Kennedy             109,385 (1)(5)
     R. Marc Langland                 150
     Harry G. Lehr                 67,659 (1)
     Byron I. Mallott                 400 (5)
     Robert L. Parker, Jr.            266
     Michel A. Swanigan               250 (1)
     Raymond J. Vecci              78,196 (1)(4)(5)
     Richard A.Wien                   200
     All directors, nominees and  979,868 (1)(5)        7.1
     executive officers as a group
     (24 individuals)

(1)Includes shares held in trust under the Company's 40l(k) plans. Also includes the following options, which are exercisable in the next 60 days:

   Name of Individual    Stock Option Plans   Capital Performance
                                              Plan (6)
   George D. Bagley       27,850              31,200
   John R. Fowler         28,775                   0
   John F. Kelly          42,225              44,850
   Bruce R. Kennedy       22,000              74,100
   Harry G. Lehr          30,650              35,100
   Michel A. Swanigan        250                   0
   Raymond J. Vecci        9,000              68,250
   All directors, nominees
    and executive officers
    as a group
    (24 individuals)     367,013             432,900

(2)Includes 90,000 shares registered in the name of a family trust for which Mr. Clapp is a beneficiary and serves as co-trustee.

(3)Does not include 1,546 shares registered in the name of her husband. Mrs. Fate disclaims beneficial ownership of those shares.

(4)Mr. Kelly was elected Chairman, President and Chief
   Executive Officer of the Company, replacing Mr. Vecci who resigned, on February 9, 1995.

(5)Shares dispositive and investment power with spouse over the following shares: Bruce R. Kennedy-13,285; Byron I.
   Mallott-400; Raymond J. Vecci-9,461; and all directors, nominees and executive officers as a group-123,613.

(6)Under the Alaska Air Group Capital Performance Plan
   ("CPP"), approximately 290 management employees purchased investment options which effectively entitle them to purchase Company common stock. These employees will experience no gain until and unless the market value of the stock exceeds $27. At the time the options were purchased, the market value of the common stock was $23.75 per share. The options expire in February 1997, and if not exercised by that time, the plan calls for investments to be returned to participants. The named executive officers invested the following amounts in CPP options: George D. Bagley-$42,080; John R. Fowler-$0;
   John F. Kelly-$60,490; Harry G. Lehr-$47,340; Michel A.
   Swanigan-$0;  and Raymond J. Vecci-$92,050.


                    ELECTION OF DIRECTORS

     Three directors are proposed to be elected at the Annual Meeting. The Board of Directors is divided into three classes, each serving staggered three-year terms. The persons named in the proxy intend to vote for the election of the three nominees named below. Each nominee has consented to serve as a director. If any nominee is unable to serve for any reason, the proxies or their substitutes will vote the shares represented by each proxy for such substitute nominees as the Executive Committee of the Board of Directors shall approve.

         NOMINEES FOR DIRECTOR (Term expiring 1999)

BYRON I. MALLOTT (52) - Mr. Mallott has been a director since 1982 and is a member of the Audit Committee. He served as Mayor of the City and Borough of Juneau, Alaska, from October 1994 until resigning in February 1995 upon appointment as the Executive Director (chief executive officer) of the Alaska Permanent Fund Corporation (a trust managing proceeds from the state of Alaska's oil revenues).
In December 1994, he completed a two-year appointment as Executive in Residence at the University of Alaska
Southeast. He was a director of Sealaska Corporation, Juneau, Alaska, from 1972 to 1988; Chairman from 1976 to
1983; and Chief Executive Officer from 1982 through
September 1992. He owns Mallott Enterprises (personal investments) and is a director of Colville Tribal
Enterprises Corporation and Horizon Air.

ROBERT L. PARKER, JR. (47) - Mr. Parker has been a director since 1975. He serves on the Executive Committee and is Chairman of the Compensation Committee. He has been President and Chief Executive Officer of Parker Drilling
Company (oil and gas drilling contractor), Tulsa, Oklahoma, since December 1991. He was President, Chief Operating
Officer from 1977 to 1991 and has been a director of Parker
Drilling since 1977.

RICHARD A. WIEN (60) - Mr. Wien has been a director since
1982 and serves on the Compensation and Audit Committees.
He has been Chairman and Chief Executive Officer of
Florcraft, Inc. (retail flooring), Fairbanks and Anchorage,
Alaska, since 1986. He is also a director of Horizon Air and National Bank of Alaska.

          CONTINUING DIRECTORS (Term expiring 1998)

WILLIAM H. CLAPP (54) - Mr. Clapp has been a director since 1977 and is Chairman of the Audit Committee. He has been Chairman of the Board and President of Matthew G. Norton Co. (investment/holding company), Seattle, Washington, since 1979. Mr. Clapp is also a director of Weyerhaeuser Company and Alaska Airlines.

RONALD F. COSGRAVE (64) - Mr. Cosgrave has been a director since 1971 (except for a brief period between 1981 and 1983) and serves on the Executive Committee. He has been Chairman of the Board of Alaska Northwest Properties Inc. (real estate and investments), Seattle, Washington, since 1979.
He is a retired Chairman and Chief Executive Officer of Alaska Airlines. He is Chairman Emeritus and a director of Alaska Airlines.

R. MARC LANGLAND (54) - Mr. Langland has been a director since February 1991 and serves on the Audit and Compensation Committees. He has been President of Northrim Bank (banking), Anchorage, Alaska, since November 1990 and President of Norcap, Ltd. (investments) since May 1989. He was Chairman and Chief Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987.
He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Northrim Bank and Alaska Airlines.

          CONTINUING DIRECTORS (Term expiring 1997)

MARY JANE FATE (62) - Mrs. Fate has been a director since
1979 and serves on the Compensation Committee. She has served as General Manager of a family business, Fairbanks, Alaska, since 1989. She was President and Executive
Director of Baan o yeel kon Corporation (an Alaska Native village corporation) from 1981 to 1989. She is a director of Horizon and Baan o yeel kon Corporation.

JOHN F. KELLY (51) - Mr. Kelly has been a director since 1989. He was elected Chairman, President and Chief Executive Officer of Air Group and Alaska Airlines and Chairman of Horizon Air in February 1995. He was Chief Operating Officer of Alaska Airlines from November 1994 to February 1995. He was Chairman of Horizon Air from February 1991 to November 1994 and President and Chief Executive Officer of Horizon Air from June 1987 to November 1994. He was Vice President/Marketing of Alaska Airlines from 1981 to June 1987. He is a director of Horizon Air and Alaska Airlines.

BRUCE R. KENNEDY (57) - Mr. Kennedy has been a director since 1972 and has served as Chairman of the Executive Committee since 1985, except for the brief period of November 1994 to February 1995. He is Chairman Emeritus of Air Group. He served as Chairman, Chief Executive Officer and President of Air Group from 1985 to 1991. He was also Chairman of Alaska Airlines from 1979 to 1991, Chief Executive Officer from 1979 to 1990 and President for eleven years between 1978 and 1990.

                    DIRECTOR REMUNERATION

     Each outside director of Air Group receives an annual retainer of $15,000. Outside directors of Alaska Airlines or Horizon receive an annual retainer of $1,000. An annual retainer of $1,000 is also paid to each Committee chair. In addition, a meeting fee of $1,000 is paid for each Board or Committee meeting in which an outside director participates in person. If participation is via telephone, the fee is $750. When more than one meeting of a Board and/or Committee are held on the same day, only one meeting fee is paid.

        THE BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors has established the following committees which meet outside of regular Board of Directors meetings to assist the Board in discharging its responsibilities.

     Audit Committee.  The Audit Committee consists of
William H. Clapp (Chairman), R. Marc Langland, Byron I.
Mallott and Richard A. Wien. The Audit Committee is responsible for: (1) reviewing the annual report of the independent auditors; (2) evaluating the external and internal financial audit functions; (3) making recommendations to the Board of Directors with respect to the appointment of independent auditors and other auditing matters; and (4) evaluating the Company's compliance with environmental regulations. Two Audit Committee meetings were held during 1995.

     Compensation Committee. The Compensation Committee consists of Robert L. Parker, Jr. (Chairman), Mary Jane
Fate, R. Marc Langland and Richard A. Wien. The functions of the Compensation Committee are to: (1) make recommendations to the Board of Directors with respect to the salary of the Chairman and Chief Executive Officer; (2) approve salaries of executive officers of Alaska Airlines and Horizon Air; (3) make recommendations to the Board of Directors with respect to other executive compensation issues, including modification or adoption of executive compensation plans; (4) grant stock options; and (5) serve as administrator for the Company's stock option and other long-term incentive plans and the CPP. The Compensation
Committee held six meetings during 1995.

     Executive Committee. The Executive Committee consists of Bruce R. Kennedy (Chairman), John F. Kelly, Robert L. Parker, Jr. and Ronald F. Cosgrave. The Executive Committee serves as the Nominating Committee to select director nominees. The Company's Bylaws outline procedures and minimum notice provisions for nominating directors. The Committee does not consider director nominations from stockholders. The Executive Committee also makes recommendations to the Board on Committee membership and chairs. The Executive Committee held five meetings during 1995.

     There were six Air Group Board of Directors meetings in 1995. All directors attended at least 75% of the meetings of the Board and committees on which they serve.

Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee is a current or former employee or executive officer of the Company or any of its subsidiaries or has any interlocking relationship with any other corporation that would require disclosure.

                   EXECUTIVE COMPENSATION

Severance or Employment Contracts
     In February 1995, the Company entered into a severance agreement with Mr. Vecci. Mr. Vecci received a cash sum equal to one year's base salary plus unused vacation
($366,346), and his basic benefits were continued to September 30, 1995. He was also gifted his Company automobile.

Summary Compensation Table
     The following table shows the compensation of the Company's Chief Executive Officers and the four other most highly paid executive officers for each of the last three fiscal years ending December 31. (Bonus figures are reported in the year earned.)

Summary Compensation Table
                                      Annual Compensation                    Long-Term Compensation
                               ----------------------------------   -----------------------------------
                                                          Other              Awards           Payouts
                                                          Annual     Restricted  Underlying                 All Other
                                                         Compen-       Stock      Options/      LTIP         Compen-
Name and                         Salary       Bonus      sation(1)  Award(s)(2)    SARs(3)   Payouts(2)     sation(4)
Principal Position       Year      ($)         ($)         ($)          ($)          (#)         ($)         ($)

John F. Kelly(5)         1995      317,154      47,678            -      0            37,800      0            10,170
Chairman, President      1994      203,404     141,435            -      0             8,800      0            11,673
& CEO (Alaska)           1993      187,115           0            -      0             7,200      0            11,419

Harry G. Lehr            1995      222,577      22,944            -      0            25,700      0            10,350
Sr. Vice President/      1994      161,308      96,785            -      0             7,000      0             7,272
Finance (Alaska)         1993      147,192           0            -      0             5,600      0             7,031

John R. Fowler           1995      178,654      18,416            -      0            20,600      0             6,483
Vice President/          1994      171,500     102,900            -      0             7,500      0             6,393
Maintenance &            1993      160,035           0       19,457      0             6,200      0             6,165
Engineering (Alaska)

George D. Bagley         1995      170,813      18,133            -      0            20,800      0             6,984
President & CEO          1994      153,654      92,192            -      0             7,000      0            18,624
(Horizon)                1993      115,674      11,137            -      0             4,300      0            12,717

Michel A. Swanigan       1995      177,981       2,494            -      0            11,500      0             3,502
Vice President/Flight    1994      155,847           0            -      0                 0      0             3,218
Operations (Alaska)      1993      144,210           0            -      0                 0      0             2,966

Raymond J. Vecci(5)      1995       56,250           0            -      0                 0      0           388,283
Former Chairman,         1994      372,116     334,904            -      0           163,900      0            10,092
Pres. & CEO (Alaska)     1993      300,000           0            -      0            11,900      0             9,681

(1)Includes the value of personal benefits and a tax gross-up for the imputed income in connection with those benefits. Amounts that exceed the lesser of $50,000 or 10% of a named executive's salary plus bonus in each of the past three years are shown. 1993 expenses include
   $11,710 relating to Mr. Fowler's automobile. Other items included in the total for Mr. Fowler fall below the threshold for itemization.

(2)The Company granted no restricted stock awards and currently has no long-term incentive plan.

(3)Tandem SARs (stock appreciation rights) generally attach to up to 50% of options granted. SARs are not paid in cash, but can only be exercised to receive a credit toward the exercise price of options. SARs are not included in 150,000 of the options granted to Mr. Vecci in 1994.

(4)          Includes Company-paid contributions to
   individual 40l(k) plan accounts and imputed income for the value (as determined by the IRS) of a term life insurance benefit provided by the Company. In 1995
   401(k) contributions were $4,620 each for Messrs. Kelly, Lehr, Fowler, Bagley and Vecci and $3,240 for Mr.
   Swanigan. Imputed income for term life insurance during 1995 was: Messrs. Kelly-$5,550; Lehr-$5,730;
   Fowler-$1,863; Bagley-$2,364; Swanigan-$262;  and
   Vecci-$1,920. Also includes $366,346 severance pay and $15,397 as the imputed value of the automobile gifted to Mr. Vecci as part his severance arrangement.

(5)Mr. Kelly was elected Chairman, President and Chief
   Executive Officer of the Company, replacing Mr. Vecci who resigned on February 9, 1995.


Stock Option Plan Information
     Under the 1984 and 1988 Stock Option Plans, options are granted at the fair market value of Air Group shares on the date of grant. They are not transferable. They are exercisable for cash, through a stock-for-stock exchange, through the use of SAR credits where they exist, or a combination of the three. The Compensation Committee is authorized to establish the terms of each grant. The options are generally not exercisable until one year after grant and then become exercisable in 25% increments over a period of four years. The 150,000 options granted to Mr. Vecci in 1994 became fully vested and exercisable one year after the grant date. Incentive stock options have a ten-year term, and nonqualified options have a term of approximately ten years and one month. Retiring employees may exercise vested options for six months after their retirement. Unvested options are canceled upon retirement. Unexercised options of employees who leave the Company for reasons other than retirement are canceled at the time their employment ends. The accelerated vesting provisions of all options are described under "Change in Control Arrangements" on page __.

     The following table shows grants of stock options to the named officers during 1995:


Option/SAR Grants in Last Fiscal Year
                       Individual Grants                                              Potential Realizable
                       -----------------------------------------------------------  Value at Assumed Annual
                          Number of      % of Total                                 Rates of Stock Price
                         Securities     Options/SARs                                Appreciatio for Option
                         Underlying      Granted to                                       Term (1)
                        Options/SARs    Employees in     Exercise or
                           Granted      Fiscal Year      Base Price      Expiration
Name                         (#)            (%)            ($/Sh)        Date        5% ($)         10% ($)

John F. Kelly (2)               17,700            4.2        15.000      3/23/05     166,972         423,139
                                20,100            4.8        15.625      12/6/05     197,512         500,535

Harry G. Lehr                   11,800            2.8        15.000      2/23/05     111,314         282,092
                                13,900            3.3        15.625      12/6/05     136,588         346,141

John R. Fowler                   9,500            2.2        15.000      2/23/05      89,617         227,108
                                11,100            2.6        15.625      11/6/05     109,074         276,415

George D. Bagley (2)             8,500            2.0        15.000      2/23/05      80,184         203,202
                                12,300            2.9        15.625      12/6/05     120,866         306,297

Michel A. Swanigan               1,000            0.2        15.000      2/23/05       9,433          23,906
                                10,500            2.5        15.625      11/6/05     103,178         261,473

Raymond J. Vecci                     0            0.0         0.000          N/A           0               0

(1)The assumed rates of appreciation in the above table were suggested as examples by the SEC and are not intended to predict actual appreciation of Air Group common stock prices.

(2)9,000 of the options granted to Mr. Kelly at $15.00 were ISOs and will expire 2/23/05; 5,100 of the options granted to Mr. Bagley at $15.625 were ISOs and expire
   11/6/05. They are shown together with the nonqualified options that were part of the same grant.


     The following table shows unexercised options held by each named executive at year end 1995. There is no assurance that the indicated values of any unexercised options will actually be realized.

Aggregated Option/SAR Exercises in 1995 and Fiscal year End Options/SAR Value
                                                           Number of                      Value of Unexercised
                                                          Unexercised                        In-the-Money
                                                         Options/SARs                        Options/SARs
                          Shares                     at Fiscal Year End (2)              at Fiscal Year End (3)
                         Acquired       Value
                        on Exercise   Realized(1)   Exercisable     Unexercisable   Exercisable     Unexercisable
Name                          (#)           ($)          (#)              (#)            ($)              ($)

John F. Kelly                     0             0       78,650            48,000        11,375            34,688
Harry G. Lehr                 4,000        17,500       59,650            33,750             0            23,438
John R. Fowler                    0             0       22,975            29,325             0            18,813
George D. Bagley                  0             0       54,100            28,200         8,125            18,313
Michel A. Swanigan                0             0            0            11,500             0             7,813
Raymond J. Vecci             65,600       312,475      209,675                 0        78,750                 0

(1)Market price of underlying securities at exercise date minus the exercise price.

(2)Includes the following shares, which may be acquired through exercise of CPP options: John F. Kelly-44,850; Harry G. Lehr-35,100; John R. Fowler-None; George D. Bagley-31,200; Michel A. Swanigan-None; and Raymond J. Vecci-68,250. All CPP options are convertible at a price higher than the market price at year end 1995. (See Security Ownership of Management on page __for a description of the CPP.)

(3)Defined as the market price of common stock at year end minus the exercise price.


                    BOARD COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

Executive Compensation Policy
     The Company's policy is to pay competitive compensation at all levels. The objectives of the Company's executive compensation policies are: to attract and retain highly qualified executives; to motivate officers to provide excellent leadership and achieve Company goals; to link the interests of executives and stockholders by tying a large portion of total compensation to Company profitability and stock value; and to reward outstanding performance. Executive compensation includes competitive base salary, a cash incentive plan tied to annual financial performance, and equity-based awards.

     In 1994, Section 162(m) of the Internal Revenue Code was amended to eliminate the deductibility of certain compensation over $1 million paid to the named executive officers. The Company has not established a formal policy in connection with the ruling since base plus bonus compensation of those individuals is not close to that amount. Compensation from the exercise of options granted to date under the Company's stock option plans qualifies for the deduction. The 1996 Long-Term Incentive Equity Plan proposed by the Board and set forth in this proxy statement will allow for the issuance of awards that are fully deductible under the Code.

Base Salary
     1995 base salaries for other executive officers were set by agreement between the CEO and the Compensation Committee. They were based on subjective analysis of: competitive market rates; the market demand for each officer's skills; the executive's influence on long-term Company strategies and success; the relationships among executive positions; and individual leadership performance.

     To ensure that its overall compensation is appropriate, the Company periodically reviews executive compensation at Dow Jones Airlines Group companies, other air carriers, similarly sized Pacific Northwest companies and from broad-based national compensation surveys. The Company does not attempt to set executive compensation at specific target ranges of any particular survey. In 1995, officers (other than the CEO) received increases averaging 3%.

Management Incentive Plan
     Air Group's Management Incentive Plan ("MIP") links a significant portion of each executive's potential cash compensation to annual profitability. Thirty-six employees, including officers and key employees of the Company, Alaska and Horizon, currently participate in the plan.

     For awards to be paid, the Company must achieve or exceed profit goals established annually by the Compensation Committee. In 1993 and 1994 the MIP goals were based on return-on-equity levels of 8%, 12% and 14% for "threshold," "target" and "maximum" goals, respectively. In 1995, the Committee increased the basis for the "maximum" goal to a 16% return on equity. Awards increase proportionately based on the degree to which goals are met. They can range from zero if the "threshold" is not met, to 30-45% of base salary if the "target" is met, up to a maximum of double the "target" award if profits reach or exceed the "maximum" goal. Award levels vary by position and can be adjusted for individual performance.

     No payments were made under the MIP for 1990 through 1993 as the goal was not met. In 1994 the "maximum" goal was exceeded. Payments made to the named executives for 1995 were based on profits that exceeded the "threshold" but fell short of the full "target." (See Summary Compensation Table on page ___.)

     For the executives in the Summary Compensation Table, the percentages of total potential cash compensation linked to performance under the MIP in 1995 were: Mr. Kelly _ 47%; Mr. Lehr _ 38%; Mr. Fowler _ 38%; Mr. Bagley _ 38%; and Mr. Swanigan _ 8%. Mr. Swanigan's eligible compensation was measured from his election as Vice President/Flight Operations on October 23 through the end of 1995. Mr. Vecci did not participate in the Plan in 1995.

Equity-Based Awards
     Stock options are the only equity-based compensation presently used by the Company. They provide an incentive to maximize stock values, linking the long-term interests of executives with those of stockholders. Because options vest over several years, they also encourage executives to remain with the Company.

     The Committee grants options at market price, so recipients benefit only if the price of the stock appreciates and stockholders also benefit. No options have been repriced in the past ten years.

     The Committee does not base grants on ownership targets or on the number of options an individual has outstanding, because it believes doing so would discourage officers from retaining options or shares. Individual grants are determined on a pro rata basis according to base salary, which reflects the relationship of executive positions to one another. The options granted to each of the named executive officers in 1995 are shown in the Summary Compensation Table and the Option Grant Table on pages ___ and
___.

     The 1996 Long-Term Incentive Equity Plan proposed for stockholder approval in this proxy statement would provide for equity-based awards other than stock options. If approved, the Committee will work with the Board to determine whether and how to best use the plan to achieve its overall compensation goals.

CEO Compensation
Base Salary
     In recommending the CEO's base salary for approval by the Board of Directors, the Committee reviews competitive information similar to that used for other Company executives. The Committee does not target a specific range of competitive pay, but applies the information as it deems appropriate. By reviewing survey data periodically, the Committee believes it will remain mindful of compensation levels that would be required to recruit key executives from outside the Company.

     In 1995 the Board of Directors established a procedure for annual evaluation of the CEO's performance based on the Company's financial performance, the CEO's relationship with the Board, communication to the Board and other Company constituencies, investor relations, overall leadership, and strategic and succession planning.

     Following are examples of the kinds of accomplishments the Board considers in measuring performance. In 1995 the Company continued to reduce its unit costs and improve productivity. Alaska Airlines and Horizon Air both reduced unit costs per available seat mile by 7% over 1994. Alaska increased its aircraft utilization by 5% _ the equivalent of adding 3.5 planes to the fleet. Other measurable productivity gains included improvements in the number of available seat miles per employee and passengers per employee. The methods used to cut costs were in line with strategic plans to be competitive in a low-fare environment, to maximize yield and to maintain a quality service differential over the competition.
A new advertising campaign launched in 1995 was effective in highlighting the Company's quality service while increasing awareness of its competitive fares.

     Air Group net income for 1995 was $17.3 million. This is particularly notable because the Company maintained its strong market presence while facing intense competition and its fifth straight year of declining fares.

Management Incentive Plan
     The MIP award is the portion of the CEO's compensation that most directly relates to the Company's financial performance. It can range from nothing if the "threshold" is not met, to 45% of base salary if the profit "target" is met, to 90% if profits reach or exceed the "maximum" goal. The profit measurements on which Mr. Kelly's 1995 MIP award was based were identical to those detailed on pages ___ and ___ for all participants in the MIP. Mr. Kelly's 1995 MIP payment was $47,678.

Stock Options
     In 1995, Mr. Kelly was granted 31,600 stock options under the Company's stock option plans. The size of grant was based on criteria identical to that outlined earlier for option grants to executive officers in general.

                              By:  Alaska Air Group Compensation Committee
                                 Robert L. Parker, Jr., Chairman
                                 Mary Jane Fate, Committee Member
                                 R. Marc Langland, Committee Member
                                 Richard A. Wien, Committee Member

                             PERFORMANCE GRAPH


            Comparison of Five-Year Cumulative Total Return(1)
  Among Alaska Air Group, the S & P 500 Index, and the Dow Jones Airlines
                                   Group
                     (Fiscal Year Ending December 31)

 PERFORMANCE GRAPH IS SHOWN HERE BASED ON THE DATA THAT FOLLOWS

      Date       Alaska Air          S & P 500        Dow Jones
                    Group                             Airlines(2)
      1990          100.00              100.00           100.00
      1991          125.40              130.47           132.60
      1992           96.14              140.41           129.79
      1993           82.30              154.56           157.42
      1994           87.40              156.60           110.15
      1995           94.68              215.45           166.60

(1)Assumes $100 invested on December 31, 1990, in Air Group common stock, the S & P 500 Index and the Dow Jones Airlines Group with all dividends reinvested.

(2)The companies included in the Dow Jones Airlines Group are: Alaska Air Group, AMR, Delta Airlines, Southwest Airlines, USAir and UAL.


Salaried Retirement Plan
     The Company maintains a tax-qualified, defined benefit retirement plan for all salaried Alaska employees who have completed one year of service. Benefits payable under the Alaska Airlines Salaried Retirement Plan (the "Salaried Retirement Plan") are based on years of credited service and final average earnings. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to the employee's final average earnings times two percent, times years of credited service. Annual benefits are computed on a straight life annuity basis at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

     The following table shows estimated Salaried Retirement Plan annual benefits during 1995 at various combinations of final average earnings and years of credited service. These estimates represent the straight life annuity benefit for an individual who retires at normal retirement age.

     Final Average   Annual Benefits Based on Years of Credited
     Earnings (1)                    Service (2)
                        15       20       25        30       35
     $125,000       $37,500  $50,000   $62,500  $75,000  $87,500
     $175,000        52,500   70,000    87,500  105,000  122,500
     $225,000        67,500   90,000   112,500  135,000  157,500
     $300,000        90,000  120,000   150,000  180,000  210,000
     $350,000       105,000  140,000   175,000  210,000  245,000
     $400,000       120,000  160,000   200,000  240,000  280,000
     $450,000       135,000  180,000   225,000  270,000  315,000

(1)Mr. Vecci retired under the Salaried Retirement Plan, and his annual early retirement benefit is $38,762 based upon final average earnings of $216,189 for the years 1989-1993 and $150,000 (2) for 1994-1995.
   Final average earnings for the other named executives for the five-year period ending December 31, 1995 are: Mr. Kelly _ $207,953; Mr. Lehr _ $156,973; Mr. Fowler _ $170,063; Mr. Bagley _ $162,234 and Mr. Swanigan
   _ $170,000. Prior to his election as an officer in October 1995, Mr. Swanigan was an active participant in the Fixed Income Retirement Plan for Pilots. He is no longer accruing additional benefits under that plan. Based on his service and earnings as a pilot prior to October 1995, Mr. Swanigan will be eligible for an annual benefit of $42,216 at normal retirement age under the pilots plan.

(2)Internal Revenue regulations limit the annual benefits that may be paid from a tax-qualified retirement plan. The current limit is $120,000. In addition, Internal Revenue regulations limit the covered compensation on which annual retirement benefits are based to $150,000. To the extent that the amounts shown in the table above exceed that IRS limitation, the excess shall be paid from the Officers Supplementary Retirement Plan.


     All of participants' base salaries, excluding bonuses, are covered under the Plan. The officers shown in the Summary Compensation Table have the following years of credited service and covered compensation as of December 31, 1995:

     Named Executive    Years of Credited   Covered Compensation
                            Service
     John F. Kelly             18.3             $317,154

     Harry G. Lehr              8.1             $222,577

     John R. Fowler             3.2             $178,654

     George D. Bagley(1)        2.1             $170,813

     Michel A. Swanigan(2)       .1             $ 24,192

     Raymond J. Vecci(2)       19.7             $      0


(1)When Mr. Bagley transferred from Alaska to Horizon in October 1995, he was 100% vested under the Salaried Retirement Plan. Horizon does not have a similar plan, but will supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he continued with Alaska.

(2)The covered compensation under the Salaried Retirement Plan for Messrs. Swanigan and Vecci differs from their annual compensation because the plan considers compensation for full year employment only. Mr. Vecci was an employee for less than the full year, thus the amount covered for 1995 is $0. Mr. Swanigan was an employee for the full year, but did not begin to participate in the plan until November 1995.


Officers Supplementary Retirement Plan
     In addition to the benefits described above, under the Officers Supplementary Retirement Plan (the "Supplementary Plan"), elected officers of Air Group and Alaska and Horizon's Chief Executive Officer can receive retirement benefits, provided they have met service requirements. The Supplementary Plan is a nonqualified, unfunded, noncontributory defined benefit plan. Normal retirement benefits are payable once the officer reaches age 60 and has ten years of service as an elected officer. Annual benefits are calculated on a straight life annuity basis. Under the version of the Supplementary Plan applicable to officers elected prior to August 8, 1995, benefits can be up to 50% of a participant's final average earnings, offset by Social Security benefits. Under the version of the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits can range from 50% to 75% of his or her final average earnings, offset by benefits from any Company-sponsored qualified retirement plans and by Social Security benefits. Benefits under all versions of the Supplementary Plan are subject to vesting schedules that are dependent on the officer's length of service. Although we are unable to project estimated benefits at this time, final average earnings for the named executives under the Supplementary Plan at December 31, 1995 were:
Mr. Kelly - $207,953;  Mr. Lehr - $156,973 Mr. Fowler - $170,063; Mr.
Bagley - $162,234; and Mr. Swanigan - $153,347. Mr. Vecci retired under the plan on February 1, 1996, and is currently receiving an annual retirement benefit of $136,032.

Change-in-Control Arrangements
     The Boards of Directors of Air Group and Alaska Airlines have adopted resolutions providing severance pay to all executive officers and certain other key employees in the event they are terminated within 24 months after a change in control of the Company. The formula provides for payments equaling from 12 to 24 months' salary, depending on length of service and the time elapsed between a takeover and termination. Because of these and other variables to be determined at the time of distribution, the value of this benefit cannot be determined at this time.

     Some Company benefit plans provide for accelerated vesting in the case of a change in control. Under the Supplementary Plan applicable to officers elected prior to August 8, 1995, after a change in control, benefits become vested at the rate of 10% per year of a participant's service as an elected officer. Under the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits become fully vested upon a change of control. The benefit after a change in control is equal to 10% of final average earnings for each year of service as an elected officer up to and including the fifth year. For officers having five or more years service as an elected officer, the benefit amount ranges from 50% to 75% of final average earnings, depending on length of service.
Under all versions, the benefit remains subject to applicable offsets.

     The Supplementary Plan provides that, after a change in control, benefits will not be forfeited if an individual is terminated for cause (excluding dishonesty or criminal acts) or is later employed by a competitor. The value of this provision to the named executives cannot be determined at this time as the amount depends on a number of variables to be determined at the time of any change in control.

     Upon a change in control of the Company, outstanding options become fully exercisable unless the Board of Directors determines otherwise. As of December 31, 1995, the value of accelerated vesting of options owned by the named executives did not exceed the $100,000 reporting threshold.

     Under the CPP, upon a change in control, participants will receive their original investment without interest or the amount they would have received had they exercised the options, whichever is greater. The exercise price of these investment options is above the present price of the common stock and, therefore, there is no current value to this acceleration provision.

Transactions under Section 16(a) of Exchange Act
     The Company has adopted procedures to assist its directors and officers in complying with Section 16(a) of the Securities Exchange Act of 1934, which includes assisting them in preparing forms for filing. All present and former officers and directors of the Company are current in their Exchange Act filings.


                                 AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to examine the financial statements of Air Group and its subsidiaries for the fiscal year ending December 31, 1996. Arthur Andersen LLP examined the financial statements of Air Group and its subsidiaries for the year ended December 31, 1995. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting to answer questions by stockholders and will have the opportunity to make a statement if they desire to do so.


          PROPOSAL TO ADOPT 1996 LONG-TERM INCENTIVE EQUITY PLAN

     Background. The Board recommends approval of the Alaska Air Group, Inc. 1996 Long-Term Incentive Equity Plan (the "1996 Plan"). The full text of the 1996 Plan appears as Exhibit A to this proxy statement and should be referred to for a complete description of its provisions. A summary of the material features follows. It is qualified in its entirety by reference to the text of the 1996 Plan.

     Purpose.     The purpose of the 1996 Plan is to promote the Company's
long-term profitability and enhance value for its stockholders by offering incentives and rewards to key employees and officers of the Company and its subsidiaries, to retain their services, and to encourage them to acquire and maintain stock ownership in the Company.

     The 1996 Plan was designed to enable the Company to adapt its long-term incentive compensation to changing business conditions.

     Term.      The 1996 Plan becomes effective upon approval by the
Company's stockholders. No award may be made after the fifth anniversary of the approval date.

     Administration.     The 1996 Plan provides for administration by the
Compensation Committee of the Board (the "Committee"), which will be composed of three or more non-employee directors, each of whom must qualify to administer the 1996 Plan under (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rules, and (b)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). No member of the Committee is eligible to participate in the 1996 Plan. Among the powers granted to the Committee is the authority to interpret the 1996 Plan, establish rules and regulations for its operation, select employees to receive awards, and determine the form, amount and other terms and conditions of such awards.

     Eligibility for Participation.     All employees of the Company, or
any entity directly or indirectly controlled by the Company, or in which the Company has a significant equity interest, are eligible to be selected to participate in the 1996 Plan. The selection of participants is solely at the discretion of the Committee. The Committee has not yet determined how many employees are likely to ultimately participate in the 1996 Plan. However, the Committee intends to grant awards under the 1996 Plan primarily to those key employees who the Committee believes can have a significant effect on the growth, profitability and success of the Company. The Committee anticipates that substantially the same employees (approximately 50) participating in the Company's existing stock option plans will participate in the 1996 Plan.

     Types of Awards.     The 1996 Plan provides for the grant of the
following types of awards:  (a) incentive or nonqualified stock options;
(b) stock appreciation rights ("SARs"); (c) stock awards, denominated in common stock of the Company ("shares") or units, which may, at the Committee's discretion, vest based on continuous service or on the achievement of performance goals.

     Amendment of Plan.     Only the Board may amend the 1996 Plan.
However, stockholder approval would be required for any amendment that would increase the number of shares available for issuance under the 1996 Plan or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the 1934 Act or Section 422 of the Code.

     Available Shares.     Subject to adjustment for stock splits or other
extraordinary events (such as a change in capitalization), up to 670,000 shares may be transferred to participants under the 1996 Plan. Shares related to awards that expire, terminate, or are canceled prior to exercise or are forfeited prior to vesting shall thereafter be available for the granting of other awards. Shares, otherwise issuable under an award, that are used to pay an option exercise price, or otherwise used as payment in connection with any award, shall thereafter be available for the granting of other awards. In instances where an SAR or other award is settled in cash, the shares related to such award shall remain available for granting other awards. The maximum number of shares available for issuance under the 1996 Plan shall not be reduced to reflect any dividends or dividend equivalents.

     Limitation on Awards.     The 1996 Plan provides that no more than
335,000 shares of the total authorization may be issued as stock awards and that no single individual may be granted awards relating to more than 300,000 shares during any consecutive three-year period.

     Stock Options.     Under the 1996 Plan, the Committee may grant awards
in the form of options to purchase shares of the Company's common stock. The Committee will determine the number of shares subject to each stock option, the manner and time of the option's exercise, and the exercise price per share of stock subject to the option. The exercise price of stock options may not be less than 100% of the fair-market value of the Company's common stock on the date the stock option is granted. Upon exercise, the option price may, at the discretion of the Committee, be paid in cash, shares of common stock, a combination thereof, or such other consideration as the Committee may deem appropriate. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Code.

     Stock Appreciation Rights.     The 1996 Plan authorizes the Committee
to grant SARs either in tandem with a stock option or other award or independent of an award. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the SAR's exercise price to the market value on the date of its exercise. The exercise price of an SAR will in no event be less than 100% of the fair market value of the common stock, on the date of the grant of the SAR.

     Stock Awards.     The 1996 Plan authorizes the Committee to grant
awards denominated in shares or units equivalent in value to shares ("Stock Awards"). All or part of any Stock Award may be subject to conditions and restrictions established by the Committee. Such conditions and restrictions may include requirements of continuous service with the Company or the achievement of performance goals. Such performance goals will be established by the Committee and will be related to profits, profit growth, profit-related return ratios, cash flow or shareholder return.
Such goals may be stated in absolute terms or relative to comparison companies.

     Other Terms of Awards.     Payment of awards may be in the form of
cash, shares, other awards or such combinations of the foregoing as the Committee shall determine. The Committee may provide that any award earns dividends or dividend equivalents. The Committee may establish such other terms, conditions, and limitations for an award as are not inconsistent with the 1996 Plan including, but not limited to, the term of an award and the provisions applicable in the event the participant's employment terminates for any reason.

     Acceleration and Settlement of Awards.     The 1996 Plan provides that
the Committee has the discretion to accelerate the vesting or settlement of an award at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control as defined by the Committee.

     New Plan Benefits. No awards have been made to date under the 1996 Plan. The Committee has made no determinations with respect to grants of awards under the 1996 Plan. Further, since the grant of awards under the 1996 Plan is entirely within the Committee's discretion, it is not possible to determine the amount of awards that would have been granted for the last completed fiscal year if the 1996 Plan had been in effect.

     For purposes of comparison with respect to the option portion of the 1996 Plan, during the previous year under the 1988 Stock Option Plan, the Company granted 116,400 options to the named executives as shown on page ____; 244,600 options to executive officers as a group; and 175,200 options to all employees as a group, excluding executive officers.

     Federal Income Tax Consequences.     The following is a brief summary
of the principal United States Federal income tax consequences under current Federal income tax laws related to stock option awards under the 1996 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

     A participant who is granted an incentive stock option does not realize any regular taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction for Federal income tax purposes at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the latter of two years from the date of grant or one year from the exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. If the participant does not fulfill these holding periods, the gain will be treated as ordinary income and the Company will be entitled to a corresponding deduction.

     The participant who is granted non-qualified stock options or SARs generally does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

     A participant will not realize taxable income at the time of the grant of either performance units or performance shares, and the Company will not be entitled to a deduction at such time. A participant will realize ordinary income at the time the award is paid, and the Company will have a corresponding deduction.

     A participant will not realize taxable income at the time of the grant of restricted shares, and the Company will not be entitled to a deduction. When the restrictions lapse, the participant will realize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.

     Limitation on Income Tax Deduction.     See page ____ for a
description of the effect of Section 162(m) of the Code. The 1996 Plan has been designed to allow the Committee to grant awards that will qualify as "Performance-Based Compensation" under Section 162(m) of the Code and thus be fully deductible.

     Other Information.     The closing price of the Company's common stock
reported on the New York Stock Exchange for ______ was $ _______ per share.

     The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required for adoption of the 1996 Plan. Management requests a vote FOR approval and, unless otherwise specified, management proxies will be voted in favor of the Plan.



          PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION
                    TO INCREASE AUTHORIZED COMMON STOCK

     The Company's Board of Directors recommends that Article 4.1 of the Company's Restated Certificate of Incorporation be amended as follows to increase the number of shares of common stock authorized for issuance from 30,000,000 to 50,000,000 shares:

     "4.1 Authorized Capital. The total number of shares of all classes of stock which this Corporation shall have authority to issue is 55,000,000 shares, of which 5,000,000 shares shall be preferred stock having a par value of $1.00 per share and 50,0000,000 shares shall be common stock having a par value of $1.00 per share."

     There are presently 13,734,200 shares of common stock issued and outstanding, and approximately 11,400,000 additional shares are reserved for issuance upon conversion of debentures and exercise of stock options. This leaves the Company with approximately 4,862,000 shares (or 16%) of its authorized common stock available for future issuance for any purpose, including offerings of common stock for financing purposes, issuance of common stock upon conversion of any convertible securities that may be issued in the future, and issuance of common stock upon stock dividends, stock splits and the exercise of options. Of these 4,862,000 available shares of common stock, 670,000 shares will be reserved for issuance under the 1996 Plan, which is proposed for stockholder approval at this meeting.

     Continued growth and expansion of the Company's route system and acquisition of new aircraft will require additional capital expenditures for flight equipment and ground facilities, which may need to be financed through the sale of the Company's securities, including common stock. Additional equity capital may also be required for other corporate purposes. The Company has no present commitments or arrangements for the issuance of any additional common stock (other than the shares required for the 1996 Plan noted above). The Board of Directors is vested with the authority to issue any authorized shares without seeking further approval from stockholders.

     The Board of Directors' ability to issue the increased number of authorized shares of common stock might discourage a takeover attempt because the issuance of additional shares could dilute the voting power of the common stock then outstanding. The Company is not aware of any effort to accumulate the common stock or obtain control of the Company by a tender offer, proxy contest or otherwise, and the Company has no present intention to use the increased number of shares of authorized common stock for anti-takeover purposes.

     The affirmative vote of a majority of the outstanding shares of common stock of the Company is required for adoption of this amendment.
Management requests a vote FOR approval and, unless otherwise specified, management proxies will be voted in favor of adoption of this amendment.

     The Company hereby incorporates into this proxy statement the financial statements and schedules contained in the Company's 1995 Annual Report, copies of which are being mailed to each shareholder of record simultaneously with this proxy statement.


                               SOLICITATION
     The cost of soliciting proxies, including the cost of reimbursing brokers for forwarding proxy material to their principals, will be paid for by the Company. The Company has engaged Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies for the meeting. The Company will pay CIC approximately $6,000 in fees for its services and will reimburse it for reasonable out-of-pocket expenses. The solicitation of proxies will be generally by mail. In addition, solicitation may be made personally or by telephone or telegraph by employees of CIC and/or the Company.

     Proxy material may also be distributed through brokers and banks to the beneficial owners of the Company's common stock, and the Company may reimburse such parties for their reasonable fees and out-of-pocket expenses for such services.

     If you find it inconvenient to attend the meeting in person, your stock will be represented and voted if you will sign, date and mail the enclosed proxy card in the envelope provided for that purpose.


                                   Marjorie E. Laws
                                   Vice President/Corporate Affairs
                                   and Corporate Secretary
April 2, 1996
Seattle, Washington


(PAGE BREAK)

                                                                  Exhibit A

                          ALASKA AIR GROUP, INC.
                   1996 LONG-TERM INCENTIVE EQUITY PLAN


1.   Purpose
     The purpose of the Alaska Air Group, Inc. 1996 Long-Term Incentive Equity Plan (the "Plan") is to promote the long-term profitability of Alaska Air Group, Inc. (the "Company"), and to enhance value for its stockholders, by offering incentives and rewards to key employees and officers of the Company, to retain their services and to encourage them to acquire and maintain stock ownership in the Company.

2.   Term
     The Plan shall become effective upon its approval by the Company's stockholders and shall terminate at the close of business on the fifth anniversary of such approval date unless terminated earlier by the Board (as defined in Section 3). After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.   Plan Administration
     The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") shall be responsible for administering the Plan. The members of the Committee shall be appointed by the Board and shall consist of three or more nonemployee members of the Board who shall qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rules, and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations, governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4.   Eligibility
     Any employee of the Company shall be eligible to receive awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, except that with respect to incentive stock options intended to comply with Section 422 of the Code ("ISOs"), "Company" includes only any parent or subsidiary of the Company in accordance with Section 422 of the Code.

5.   Shares of Common Stock Subject to the Plan
     Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($1.00 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 670,000. The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan shall not exceed 335,000 shares, and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 300,000 shares for any consecutive three-year period, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The aggregate number of shares that may be represented by ISOs shall not exceed 670,000.

     Shares subject to awards under the Plan, which expire, terminate or are canceled prior to exercise or, in the case of awards granted under Section (c), do not vest, shall thereafter be available for the granting of other awards. Shares otherwise issuable pursuant to an award which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for the granting of other awards. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

     Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.   Adjustments and Reorganizations
     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, the Committee shall make a proportionate adjustment with respect to: (a) the aggregate number of shares that may be issued under the Plan, (b) each outstanding award made under the Plan, and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7.   Fair Market Value
     Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported daily in The Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

8.   Awards
     The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternative to, or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

          (a) Stock Options -- This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant (except if a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the exercise price per share for such tandem or replaced SAR). A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The exercise price for a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares, (ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or
(iii) any combination of the above.

          (b) SARs -- This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted (except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value shall be no lower than the exercise price per share for such tandem or replaced stock option).

          (c) Stock Awards -- This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies.

9.   Dividends and Dividend Equivalents
     The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.  Deferrals and Settlements
     Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.  Transferability and Exercisability
     Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except to the extent permitted by the Committee, in its sole discretion, and by Rule 16b-3 under the Exchange Act and, with respect to Incentive Stock Options, by Section 422 of the Code. However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12.  Award Agreements
     Awards under the Plan shall be evidenced by agreements as approved by the Committee that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award.

13.  Acceleration and Settlement of Awards
     The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment, of an award granted under the plan upon or immediately before such event is effective. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

14.  Plan Amendment
     The Plan may be amended only by the Board as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan, or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the 1934 Act.

15.  Tax Withholding
     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16.  Other Benefit and Compensation Programs
     Unless otherwise specifically determined by the Committee, and not inconsistent with the terms of any benefit plan, severance program or severance pay law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.  Unfunded Plan
     Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.  Use of Proceeds
     The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

19.  Regulatory Approvals
     The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20.  Future Rights
     No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21.  Successors and Assigns
     The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.